SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

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ONCOSEC MEDICAL INCORPORATED
(Name of Registrant as Specified in Its Charter)

Alpha Holdings, Inc. Alpha Biolabs, Inc.
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On December 5, 2019, Alpha Holdings, Inc. issued a press release (the “Press Release”). A copy of the Press Release is attached herewith as Exhibit 1.

Exhibit 1

Alpha Holdings Comments on OncoSec’s Inability to Defend China Grand Takeover

OncoSec Resorts to Distortions to Distract from Problems with Transaction

December 05, 2019 09:46 AM Eastern Standard Time

SEONGNAM, South Korea--(BUSINESS WIRE)--Alpha Holdings, Inc. (KOSDAQ: 117670) (“Alpha”), the largest stockholder of OncoSec Medical Incorporated (NASDAQ: ONCS) (“OncoSec”), with an approximate 15.1% ownership stake, today issued the following response to OncoSec’s most recent announcements.

“As OncoSec’s largest stockholder, Alpha’s interests are aligned with all stockholders, and it cares deeply about realizing the value creation opportunities at OncoSec. We believe in the Company’s future and do not accept that OncoSec’s best alternative is to transfer its future upside at this critical juncture.”

“OncoSec’s effort to cast Alpha as the one misleading stockholders is patently absurd and the last resort of a company unable to defend its actions. Yesterday’s press release is a prime example. Alpha has been crystal clear in its intention from the beginning, which is to stop the China Grand takeover of OncoSec. Whether Alpha does so by denying OncoSec a quorum or by obtaining enough votes against the transaction is irrelevant to Alpha’s clear and stated objective of preventing OncoSec from transferring control to China Grand at the expense of current stockholders.”

“If anyone is ‘gaming the system,’ it is OncoSec, by trying to push through a change of control transaction by seeking approval from a simple majority of votes cast at the upcoming special meeting. This voting threshold could result in the approval of a change of control with far fewer votes than a majority of OncoSec’s outstanding shares. We want all stockholders to understand this.”

“As OncoSec’s largest stockholder, Alpha’s interests are aligned with all stockholders, and it cares deeply about realizing the value creation opportunities at OncoSec. We believe in the Company’s future and do not accept that OncoSec’s best alternative is to transfer its future upside at this critical juncture.”

In addition to the press release it issued yesterday, OncoSec issued a press release on December 2 that continues to confuse the record. The facts are these:

o	OncoSec stockholders would be transferring control without receiving any actual value. Although OncoSec continues to tout a so-called “premium”, OncoSec stockholders are not receiving any monetary value in this transaction whatsoever.

o	OncoSec wrongly insinuates Alpha Holdings has another agenda. Alpha owns 15.1% of OncoSec and is the Company’s largest stockholder. OncoSec’s Board and management team own slightly less than 1.5%. Stockholders should ask, whose interests are more aligned with theirs?

o	OncoSec touts the value and potential of TAVO™ and Visceral Lesion Applicator yet argues it can’t raise money without giving away control. Alpha believes in OncoSec’s future potential. That’s why Alpha believes OncoSec can obtain financing without giving away control of the Company and its future upside.

o	OncoSec concedes China Grand can nominate up to five directors. OncoSec accuses Alpha of misleading and in the same breath concedes Alpha’s point – that the transaction gives China Grand the potential to appoint a five-member majority of the board and to control all future elections of directors.

o	OncoSec’s claim that China Grand’s “acquisition option” is a floor is not credible. Alpha believes the “option” is neither a floor nor a ceiling, but a mirage. Alpha believes this mirage is designed to convince OncoSec stockholders that the China Grand takeover may one day lead to a buyout at $4.50 per share or more. The reality is that 12 months from now OncoSec’s current stockholders will be minority owners in a company that may be controlled by China Grand and China Grand has no obligation to buy them out at a premium or at all.

o	OncoSec falsely claims Alpha Holdings may not be able to solicit proxies. Alpha’s agreement with OncoSec allows Alpha to solicit proxies if OncoSec announces an agreement “that would result in the acquisition by any Person or group of 50% or more of the outstanding shares” of OncoSec.[i] Because this transaction contemplates China Grand and its affiliates owning 53%, Alpha clearly has the right to solicit proxies. Tellingly, OncoSec has not contested Alpha’s ability to solicit proxies in any lawsuit and the status of the standstill agreement is not before any court.

STOCKHOLDERS DESERVE BETTER! VOTE “AGAINST” THE PROPOSED ONCOSEC TRANSACTION

Alpha urges OncoSec stockholders to vote “NO” on the China Grand Takeover and demand that OncoSec’s Board fulfill its fiduciary duty to all current OncoSec stockholders by finding a better alternative to continue clinical trials and preserve OncoSec's value.

If stockholders have any questions, please contact Okapi Partners at the phone numbers or email address listed below.

OKAPI PARTNERS
+ 1 (212) 297-0720 (Main)
+ 1 (888) 785-6617 (Toll-Free)
Email: info@okapipartners.com

Haynes and Boone, LLP is serving as legal counsel to Alpha.

About Alpha Holdings, Inc.

Alpha Holdings, Inc. is a top-ranked Korean company engaged in the design-development service and manufacturing of system semiconductors, biotechnologies and thermal compound materials. The company, formerly known as Alpha Chips Corp., is headquartered in Seongnam, South Korea and was founded in 2002. Alpha is listed on the KOSDAQ Market.

Forward-Looking Statements

All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are "forward-looking statements," which are not guarantees of future performance or results, and the words "anticipate," "believe," "expect," "potential," "could," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this press release that are not historical facts are based on current expectations, speak only as of the date of this press release and involve risks that may cause the actual results to be materially different. In light of the significant uncertainties inherent in the forward-looking statements, the inclusion of such information should not be regarded as a representation as to future results. Alpha Holdings disclaims any obligation to update the information herein and reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Alpha Holdings has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

ALPHA HOLDINGS, INC. AND ITS WHOLLY-OWNED SUBSIDIARY, ALPHA BIOLABS, INC. (TOGETHER, THE “PARTICIPANTS”) ARE PARTICIPANTS IN A PROXY CONTEST WITH RESPECT TO THE PROPOSED SPECIAL MEETING OF STOCKHOLDERS OF ONCOSEC MEDICAL INC. (THE “COMPANY”) TO APPROVE THE PROPOSED TRANSACTION BETWEEN THE COMPANY, GRAND DECADE DEVELOPMENTS LIMITED, A WHOLLY OWNED SUBSIDIARY OF CHINA GRAND PHARMACEUTICAL AND HEALTHCARE HOLDINGS LIMITED (“CGP”), AND SIRTEX MEDICAL US HOLDINGS, INC., AN AFFILIATE OF CGP. THE PARTICIPANTS INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF BLUE PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS’ SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF THE COMPANY. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING BLUE PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, OKAPI PARTNERS LLC, THE PROXY SOLICITOR OF THE PARTICIPANTS, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST BY CALLING (212) 297-0720.

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[i] See page 24 of Stock Purchase Agreement, dated as of August 31, 2018, between OncoSec and Alpha Holdings filed as Exhibit 10.1 to Form 8-K on September 4, 2018.